EXHIBIT 23.1


                               Kyle L. Tingle, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016



To Whom It May Concern:                                            July 23, 2007



The firm of Kyle L. Tingle, Certified Public Accountant consents to the inclusion of his report of January 20, 2007, on the Financial Statements of Sierra Resource Group, Inc., as at December 31, 2006, in the SB-2 filing with the U.S. Securities and Exchange Commission and amendments thereto.



Very truly yours,

/s/ KYLE L. TINGLE
___________________________
Kyle L. Tingle
Certified Public Accountant